EXHIBIT 99.4

                                                      Cytation Corporation
                                               Consolidated Pro Forma Balance Sheet
                                                      As of December 31, 2005

                                                    Cytation         DeerValley          DeerValley        Pro Forma      Pro Forma
                                                      Corp.       Homebuilders, Inc.  Acquisitions Corp.  Adjustments   Consolidated
                                                   (Unaudited)       (Unaudited)        (Unaudited)       (Unaudited)    (Unaudited)
CURRENT ASSETS:
      Cash                                          $     220      $     2,931,263     $         36     $  697,728 (10) $ 3,629,247
      Certificate of Deposit                                -              151,418                -              -          151,418
      Accounts Receivable                                   -            2,140,404                -              -        2,140,404
      Other Receivable                                                       7,500                                            7,500
      Inventories                                                        1,115,558                                        1,115,558
      Prepaid expenses and other
      current assets                                        -               52,419                -              -           52,419
                                                   ----------------------------------------------------------------      -----------

           Total Current Assets                           220            6,398,562               36        697,728        7,096,546

PROPERTY AND EQUIPMENT, Net                                 -            1,611,531                -              -        1,611,531

OTHER ASSETS:
      Goodwill                                              -                    -                -      3,236,994 (6)    3,236,994
                                                   ----------------------------------------------------------------      -----------
           Total Other Assets                               -                    -                -      3,236,994        3,236,994

           TOTAL ASSETS                             $     220      $     8,010,093     $         36     $3,934,722     $11,945,071
                                                   ==============  ==================  ===============  ===========      ===========

LIABILITIES AND STOCKHOLDERS'EQUITY(DEFICIT)

CURRENT LIABILITIES:
      Current Maturities of
      Long-Term Debt                                $       -      $        55,716     $          -     $        -      $    55,716
      Accounts payable                                 48,416            1,166,020            6,446        611,759 (7)    1,832,641
      Accounts Payable under Dealer
      Incentive Programs                                                   340,432                               -          340,432
      Estimated Warranties                                                 750,000                               -          750,000
      Compensation and Related
      Accruals                                                             413,939                               -          413,939
      Accrued Stockholder
      Distributions                                                        925,000                               -          925,000
      Income Tax Payable                                                                                 1,137,249 (8)    1,137,249
      Loan from Stockholder                                                                     195                             195
      Other Accrued Expenses                           90,500              228,832                -              -          319,332
                                                   ----------------------------------------------------------------      -----------
           Total Current
           Liabilities                                138,916            3,879,939            6,641      1,749,008        5,774,504

LONG TERM LIABILITIES:
      Long-Term Debt, Net of
      Current Maturities                                    -            1,367,148                -              - (1)    1,367,148

STOCKHOLDERS' EQUITY(DEFICIT):
      Series A Preferred stock, $0.01 par value, 750,000
shares authorized, 745,626 shares issued and outstanding                                                     7,456 (2)        7,456
      Series B Preferred stock, $0.01 par value, 49,451
shares authorized, 49,451 shares issued and outstanding                                                        495 (4)          495
      Series C Preferred stock, $0.01 par value, 26,750
shares authorized, 26,750 shares issued and outstanding                                                        268 (5)          268
      Common stock, no par value, 30,000,000
shares authorized, 7,620,100                                                                      -              -                -
      Common stock, $0.001 par value, 2,000,000
shares authorized, 982,622 shares issued and
outstanding                                               982                  940                -           (940)(9)          982
      Additional paid-in capital (APIC)            32,723,371            1,033,060           44,010      3,315,685 (9)   37,116,126
      Retained Earnings and Accumulated deficit   (32,863,049)           1,729,006          (50,615)    (1,137,249)(8)  (32,321,907)
                                                   ----------------------------------------------------------------      -----------
           TOTAL STOCKHOLDERS' EQUITY (DEFICIT)     (138,696)            2,763,006           (6,605)     2,185,714        4,803,419

           TOTAL LIABILITIES AND STOCKHOLDERS'
           EQUITY (DEFICIT)                         $    220       $     8,010,093     $         36     $3,934,722      $11,945,071
                                                   ==============  ==================  ===============  ===========      ===========

(1) Debt issued in connection with Acquisition $1,500,000 Face - Subsequent to the 8-K/A previously filed, this has been converted into Series A preferred stock.

(2) Series A Preferred Stock issued in connection with acquisition - Face amount $7,456,215 (745,626 shares at $10.00 per share) Par Value $7,456,
     APIC $7,448,759 prior to transaction costs.


(3)  Reduction  in  Series  A  Preferred  stock's  APIC  due to transaction costs
          - Comittment fee                                     $60,000
          - Merger related expenses                            280,000
          - Legal fees in connection with transaction          203,000
          - Investment banking fees                            827,245
                                                            ----------
    Total Transaction related costs                         $1,370,245
                                                            ==========

(4) Series B preferred stock issued in connection with DeerValley Acquisitions Corp.: In connection with the acquisition the common shareholders of DeerValley Acquistions Corp. exchanged 4,945,100 no par common for 49,451 shares of Series B Preferred with a par of $.01

(5) Series C preferred Stock issued in connection with DeerValley Acquisitions Corp.: In connection with the acquisition the common shareholders of DeerValley Acquistions Corp. exchanged 2,675,000 no par common for 26,750 shares of Series C Preferred with a par of $.01

(6)  Goodwill booked in connection with Acquisition
          - Purchase price of acquisition                   $6,000,000
          - Net book value of acquisition                    2,763,006
                                                            ----------
          - Purchase price in excess of book value (Goodwill)3,236,994
                                                            ==========

(7) Payables still owed in connection with transaction
          - Investment banking fees                         $  553,759
          - Legal fees in connection with transaction           58,000
                                                            ----------
     Total Payables                                         $  611,759
                                                            ==========

(8) Pro forma income tax payable
      Net Income(Loss) Cytation Corp.                       $ (173,605)
      Net Income(Loss) Deer Valley Homebuilders, Inc.        3,366,659
      Net Income(Loss) Deer Valley Acquisitions Corp.          (50,615)
                                                            ----------
      Net Income(Loss) Consolidated Group before taxes       3,142,439
      Pro forma effective Income Tax Rate                        36.19%
                                                            ----------
      Pro forma income tax payable                           1,137,249
                                                            ==========

(9) Reconciliation of APIC
    APIC in connection with Series A Preferred Stock        $7,448,759  (See (2) above)
    Total transaction related costs                          1,370,245  (See (3) above)
                                                            ----------
    APIC recorded net of transaction costs                   6,078,514
    Purchase price                                           6,000,000
                                                            ----------
    APIC after purchase and costs                               78,514
    Goodwill related to acquisition 3,236,994
    Series B Preferred Stock                                      (495)
    Series C Preferred Stock                                      (268)
    Purchase of Deer Valley Homebuilder's Stock                    940
                                                            ----------
    Adjustment related to APIC                               3,315,685
                                                            ==========

(10)Cash
    Total Raise Series A Preferred Stock                    $7,456,215
    Transaction purchase price                               6,000,000
                                                            ----------
    Available funds prior to transactions fees               1,456,215
    Transaction fees paid                                      758,487
                                                            ----------
    Cash remaining                                             697,728
                                                            ==========

                                                   Cytation Corporation
                                     Pro Forma Consolidated Statements of Operations
                                           For The Year Ended December 31, 2005
                                                        (Unaudited)

                                     Cytation         DeerValley        DeerValley          Pro Forma      Pro Forma
                                       Corp.       Homebuilders, Inc. Acquisitions Corp.   Adjustments    Consolidated
                                    (Unaudited)       (Unaudited)       (Unaudited)        (Unaudited)    (Unaudited)
                                    -----------------------------------------------------------------------------------
NET REVENUE                         $  59,114         $35,717,073        $       -        $         -     $ 35,776,187

COST OF REVENUE                         1,738          29,292,051                -                  -       29,293,789
                                    -----------------------------------------------------------------------------------
GROSS PROFIT                           57,376           6,425,022                -                  -        6,482,398

OPERATING EXPENSES:
  Depreciation                          1,037             118,941                -                  -          119,978
  Selling, general and
  administrative                      246,533           2,877,082           50,615                  -        3,174,230
                                    -----------------------------------------------------------------------------------
       TOTAL OPERATING EXPENSES       247,570           2,996,023           50,615                  -        3,294,208
                                    -----------------------------------------------------------------------------------
       OPERATING INCOME/(LOSS)       (190,194)          3,428,999          (50,615)                 -        3,188,190

OTHER INCOME (EXPENSES)
  Gain on sale and distribution
  of investment                        31,902                   -                -                  -           31,902
  Loss on sale of property
  and equipment                        (4,270)                  -                -                  -           (4,270)
  Loss on termination of
  ARE agreement                        (5,000)                  -                -                  -           (5,000)
  Interest income (expenses), net      (6,043)            (62,340)               -                  -          (68,383)
  Other Income                              -                   -                -                  -                -
                                    -----------------------------------------------------------------------------------
       TOTAL OTHER INCOME              16,589             (62,340)               -                  -          (45,751)

       INCOME/(LOSS) BEFORE
       INCOME TAXES                  (173,605)          3,366,659          (50,615)                 -        3,142,439

INCOME TAX EXPENSE                          -                   -                -          1,137,249 (1)    1,137,249
                                    -----------------------------------------------------------------------------------
       NET INCOME(LOSS)             $(173,605)        $ 3,366,659        $ (50,615)       $(1,137,249)    $  2,005,190
                                    ===================================================================================
Net (Loss) Income Per Share (Basic) $   (0.18)        $     3,574        $   (0.01)                       $       0.23
Net (Loss) Income Per Share
(Fully Diluted)                     $   (0.18)        $     3,574        $   (0.01)                       $       0.11
                                    ============      ===========        ==========       ============    =============
Weighted Average Common
Shares Outstanding                    944,306                 942        7,620,100                           8,564,672 (2)
Weighted Average Common
and Common Equivalent Shares
Outstanding                           944,306                 942        7,620,100                          18,506,292 (3)
                                    ============      ===========        ==========       ============    =============

(1) Pro forma income tax expense
      Net Income(Loss) Cytation Corp.                      $(173,605)
      Net Income(Loss) Deer Valley Homebuilders, Inc.      3,366,659
      Net Income(Loss) Deer Valley Acquisitions Corp.        (50,615)
                                                           -----------
      Net Income(Loss) Consolidated Group before taxes     3,142,439
      Pro forma effective Income Tax Rate                      36.19%
                                                           -----------
      Pro forma income tax expense                         1,137,249
                                                           ===========

(2) Weighted Average Common Shares Outstanding:

                                          Number of Common Shares  Fraction of Period Outstanding   Weighted Average Shares
Common stock:
Cytation Corp                  31-Dec-04            872,330                     1.00                        872,330
Deer Valley Acquisitions Corp.
(Share Conversion to Cytation) 31-Dec-04          7,620,100                     1.00                      7,620,100
Cytation Corp                  14-Feb-05             30,000                     0.88                         26,400
Cytation Corp                  14-Feb-05              3,332                     0.88                          2,932
Cytation Corp                   4-Mar-05             47,000                     0.83                         39,010
Cytation Corp                  14-Nov-05             20,000                     0.13                          2,600
Cytation Corp                  14-Nov-05             10,000                     0.13                          1,300

(3)Weighted Average Common and Common Equivalent Shares Outstanding:

                                         Number of Common and
                                        Common Stock Equivalent    Fraction of Period Outstanding   Weighted Average Shares
Common stock:
Cytation Corp                  31-Dec-04            872,330                     1.00                        872,330
Deer Valley Acquisitions Corp.
(Share Conversion to Cytation) 31-Dec-04          7,620,100                     1.00                      7,620,100
Pro forma Consolidated Series
A Preferred Shares             31-Dec-04          9,941,620                     1.00                      9,941,620
Cytation Corp                  14-Feb-05             30,000                     0.88                         26,400
Cytation Corp                  14-Feb-05              3,332                     0.88                          2,932
Cytation Corp                   4-Mar-05             47,000                     0.83                         39,010
Cytation Corp                  14-Nov-05             20,000                     0.13                          2,600
Cytation Corp                  14-Nov-05             10,000                     0.13                          1,300
                               31-Dec-05                                                                 18,506,292

Series A Preferred Stock issued in connection with acquisition - Face amount 7,456,215 (745,626 shares at $10.00 per share) convertible at $.75 = 9,941,620 shares.


                              Cytation Corporation
                Pro Forma Consolidated Statements of Operations
                 For The Twelve Months Ended December 31, 2004
                                  (Unaudited)

                                 Cytation        DeerValley         DeerValley       Pro Forma       Pro Forma
                                   Corp.      Homebuilders, Inc. Acquistions Corp.  Adjustments     Consolidated
                                (Unaudited)      (Unaudited)       (Unaudited)      (Unaudited)      (Unaudited)
NET REVENUE                    $   240,368    $   15,394,215       $          -      $       -     $  15,634,583

COST OF REVENUE                    746,896        12,769,267                  -              -        13,516,163

GROSS PROFIT                      (506,528)        2,624,948                  -              -         2,118,420

OPERATING EXPENSES:
     Depreciation                    3,857            84,211                  -              -            88,068
     Selling, general and
     administrative                367,007         1,475,122                  -              -         1,842,129

          TOTAL OPERATING EXPENSES 370,864         1,559,333                  -              -         1,930,197

          OPERATING INCOME/(LOSS) (877,392)        1,065,615                  -              -           188,223

OTHER INCOME (EXPENSES)
     Gain on sales of Marketable
     Securities                    187,976                 -                  -              -           187,976
     Interest income (expenses),
     net                            (5,298)          (55,109)                 -              -           (60,407)

          TOTAL OTHER INCOME       182,678           (55,109)                 -              -           127,569

          INCOME/(LOSS) BEFORE
          INCOME TAXES            (694,714)        1,010,506                  -              -           315,792

INCOME TAX EXPENSE                   1,975                 -                  -         98,539 (1)       100,514

          NET LOSS             $  (696,689)   $    1,010,506       $          -      $ (98,539)    $     215,278
                               ===========    ==============       =============     ============  =============
Net (Loss) Income Per
Share (Basic)                  $     (1.74)   $        1,011       $          -                    $        0.54
Net (Loss) Income Per
Share (Fully Diluted)          $     (1.74)   $        1,011       $          -                    $        0.54
                               ===========    ==============       =============     ============  =============
Weighted Average Common
Shares Outstanding                 399,915             1,000                  -                          399,915 (2)
Weighted Average Common and
Common Equivalent Shares
Outstanding                        399,915             1,000                  -                          399,915 (2)
                               ===========    ==============       =============     ============  =============

(1) Pro forma income tax expense
      Net Income(Loss) Cytation Corp.                      $(696,689)
      Net Income(Loss) Deer Valley Homebuilders, Inc.      1,010,506
      Net Income(Loss) Deer Valley Acquisitions Corp.              -
                                                           -----------
      Net Income(Loss) Consolidated Group before taxes       313,817
      Pro forma effective Income Tax Rate                      31.40%
                                                           -----------
      Pro forma income tax expense                            98,539
                                                           ===========

(2) Weighted Average Shares

      On a pro forma basis Cytation Corp would be the only shares outstanding on December 31, 2004.